SUN BANCORP, INC.
		                    	ANNUAL MEETING OF STOCKHOLDERS
                      		       APRIL 25, 1996


                     CERTIFICATE  OF JUDGES OF ELECTIONS

     We, Charles E. Benner, Gary D. Newcomer and Charles C. Snyder, Judges of Election at the Annual Meeting of Stockholders of SUN BANCORP, INC. held on April 25, 1996, hereby certify as follows:

           a) That we have reviewed the list of stockholders, proxies and other relevant papers and records in connection with the aforesaid meeting:

           b) That there are, and were, at the close of business on March 7, 1996, the record date for the aforesaid meeting, 3,194,422 shares of the Corporation outstanding:

           c) That we have examined all of the proxies submitted to us with respect to the aforesaid meeting:

           d) That there were present in person or by valid proxy, the holder of 2,465,492 shares:

           e) That we have counted and tabulated all ballots submitted by the aforesaid holders, in person or by proxy:

           f) That the vote for the election of five (5) directors to the Corporation whose terms end as indicated below is as follows:

David R. Dieck, 3 year term to expire in 1999

FOR    2,462,110		                          	AGAINST      2,384

Louis A. Eaton, 3 year term to expire in 1999

FOR    2,451,758                             AGAINST     12,736

Dr. Robert E. Funk, 3 year term to expire in 1999

FOR    2,429,621                              AGAINST    34,873

George F. Keller, 3 year term to expire in 1999

FOR    2,461,908                              AGAINST     2,586

Dennis J. Van, 3 year term to expire in 1999

FOR    2,462,960                              AGAINST     1,534

           g) To ratify the appointment of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants as the independent certified public accountants for SUN BANCORP, INC. for the year 1996.

FOR   2,455,397  		                           AGAINST     1,103


              Judges of Election

 						       Charles E. Benner

							       Gary D. Newcomer

 						       Charles C. Snyder